EXHIBIT 21

                 SUBSIDIARIES OF REGISTRANT


                                       STATE OF INCORPORATION
 SUBSIDIARY                               OR ORGANIZATION

 Bank of Alma                                 Michigan
 Firstbank                                    Michigan
 1st Bank                                     Michigan